                                                                     EXHIBIT 4.3

                         PURCHASE AGREEMENT NUMBER 2399

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM Royal Dutch Airlines

                   Relating to Boeing Model 777-206ER Aircraft

                                TABLE OF CONTENTS

                                                                            SA
ARTICLES                                                                  NUMBER
--------                                                                  ------

     1.     Quantity, Model and Description

     2.     Delivery Schedule

     3.     Price

     4.     Payment

     5.     Miscellaneous

TABLE
-----

     1.     Aircraft Information Table

EXHIBIT
-------

     A.     Aircraft Configuration

     B.     Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS
---------------------

     AE1.   Escalation Adjustment/Airframe and Optional Features

     BFE1.  BFE Variables

     CS1.   Customer Support Variables

     EE1.   Engine Escalation/Engine Warranty and Patent Indemnity

     SLP1.  Service Life Policy Components

LETTER AGREEMENTS
-----------------

2399-04                  Aircraft Schedule Reliability
                         Held Open until Dec. 1, 2002

2399-06                  Spares Flight Crew Training
                         Held Open until Dec. 1, 2002

2399-07                  Spares Initial Provisioning

6-1163-KSW-5123          Performance Guarantees

6-1163-KSW-5125          Performance Retention Commitment
                         Held Open until Dec. 1, 2002

6-1163-KSW-5147R10       Special Matters

6-1163-KSW-5191          Customer Services Matters

6-1163-KSW-5192          Purchase Right Aircraft

6-1163-KSW-5194          Promotional Support

6-1163-KSW-5195          [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                         WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                         TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6-1163-KSW-5202          [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                         WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                         A REQUEST FOR CONFIDENTIAL TREATMENT]

6-1163-KSW-5203          Configuration Matters

6-1163-KSW-5204          [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                         WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                         A REQUEST FOR CONFIDENTIAL TREATMENT]

6-1163-KSW-5207          Contract Matters


                           Purchase Agreement No. 2399

                                     between

                               The Boeing Company

                                       and

                            KLM Royal Dutch Airlines

                  This Purchase Agreement No. 2399 dated as of August 19, 2002 between The Boeing Company (BOEING) and KLM Royal Dutch Airlines (CUSTOMER) relating to the purchase and sale of Model 777-206ER aircraft incorporates the terms and conditions of the General Terms Agreement dated as of August 19, 2002 between the parties, identified as AGTA-KLM (AGTA or GTA).

Article 1.        Quantity, Model and Description.

                  The aircraft to be delivered to Customer will be designated as Model 777-206ER aircraft (the AIRCRAFT). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A, which is part of this Purchase Agreement, in the quantities listed in Table 1 to the Purchase Agreement.

Article 2.        Delivery Schedule.

                  The scheduled months of delivery of the Aircraft are listed in the attached Table 1, which is part of this Purchase Agreement. Exhibit B, which is part of this Purchase Agreement, describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft.

Article 3.        Price.

                  3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 and is subject to escalation dollars.

                  3.2 Advance Payment Base Prices. The Advance Payment Base Prices listed in Table 1 were calculated utilizing the escalation factors as specified in Table 1 available to Boeing on the date of this Purchase Agreement projected to the month of scheduled delivery. Table 1 includes the escalation base and edition used eg. 4Q2001.

Article 4.        Payment.

                  4.1 Boeing acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (DEPOSIT).

                  4.2 The standard advance payment schedule for the Model 777-206ER aircraft requires Customer to make certain advance payments, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], on the effective date of the Purchase Agreement for the Aircraft. Additional advance payments for each Aircraft are due [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                  4.3 For any Aircraft whose scheduled month of delivery is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which are past due in accordance with the standard advance payment schedule set forth in paragraph 4.2 above.

                  4.4 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery.

Article 5.        Miscellaneous.

                  5.1 Aircraft Information Table. Table 1 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) month and year of scheduled deliveries, (iv) Aircraft Basic Price, (v) applicable escalation factors, escalation base and edition eg 4Q2001 and (vi) Advance Payment Base Prices and advance payments and their schedules.

                  5.2 Escalation Adjustment/Airframe and Optional Features. Supplemental Exhibit AE1 contains the applicable airframe and optional features escalation formula.

                  5.3 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains vendor selection dates, on dock dates and other variables applicable to the Aircraft.

                  5.4 Customer Support Variables. Supplemental Exhibit CS1 contains the variable information applicable to information, training services and other things furnished by Boeing in support of the Aircraft.

                  5.5 Engine Escalation Variables. Supplemental Exhibit EE1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft

                  5.6 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the airframe and landing gear components covered by the Service Life Policy for the Aircraft. For avoidance of doubt, load bearing primary structure hardware is included in the Service Life Policy.

                  5.7 Public Announcement. Public announcements regarding Customer's purchase of the Aircraft may only be made by mutual agreement of the parties. Approval of Boeing's press release by

Customer's public relations department or other authorized representative is consent by Customer authorizing the release by Boeing.

                  5.8 Open Letter Agreements. The following letter agreements have been signed by Boeing and are left open until December 1, 2002 for Customer's acceptance: 2399-04, Aircraft Schedule Reliability; 2399-06, Spares Flight Crew Training and 6-1163-KSW-5125, Performance Retention Commitment. If these letter agreements are not signed by December 1, 2002 they are null and void.

                  5.9 Amount Due at Signing. Within three days of signing this Purchase Agreement, Customer will pay Boeing [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                  6.0 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the GTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the GTA relating to DISCLAIMER AND RELEASE, EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, Letter Agreement 6-1163-KSW-5123 relating to Performance Guarantees and Exhibit C of the GTA relating to Warranties, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement and the specified Letter Agreements, including the GTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written with respect to the purchase and sale of Model 777-206ER aircraft, and may be changed only in writing signed by authorized representatives of the parties.

DATED AS OF _________________________


KLM Royal Dutch Airlines                      THE BOEING COMPANY


By __________________________________



Its _________________________________         By _______________________________


                                              Its ______________________________


               (REPLACE THIS SHEET WITH THE RELEVANT PAGE(s) FROM
                        THE PA-2399_DATA.XLS WORKBOOK.)


AIRFRAME MODEL/MTGW:    777-200ER    DETAIL SPECIFICATION:     D019-W005KLM72P-1
ENGINE MODEL:            GE90-94B
AIRFRAME PRICE:                      [CONFIDENTIAL MATERIAL OMITTED AND FILED
OPTIONAL FEATURES:                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMISSION PURSUANT TO A REQUEST FOR
SUB-TOTAL OF AIRFRAME AND FEATURES:  CONFIDENTIAL TREATMENT]

ENGINE PRICE (PER AIRCRAFT):
AIRCRAFT BASIC PRICE (EXCLUDING
BFE/SPE):

                             AIRCRAFT CONFIGURATION

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM Royal Dutch Airlines

                   Exhibit A to Purchase Agreement Number 2399

                             AIRCRAFT CONFIGURATION

                              Dated July 24, 2002

                                   relating to

                         BOEING MODEL 777-206ER AIRCRAFT

         The Detail Specification is Boeing Detail Specification D019-W005KLM72P-1 that will be provided to Customer on or before March 31, 2003 and checked and agreed upon by Customer within 30 days of receipt. Such Detail Specification will be comprised of Boeing Configuration Specification D019-W005, Rev. A, dated June 2, 2000 as amended to incorporate the Options listed below, including the effects on Manufacturer's Empty Weight (MEW) and Operating Empty Weight (OEW). Such Options are set forth in Boeing Document D019-WCR1KLM72P-1. Boeing will furnish to Customer copies of the mutually agreed to Detail Specification, in no event later then June 30, 2003, which copies will reflect such Options. The Aircraft Basic Price reflects and includes all effects of such Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment. Boeing will provide the recurring/non-recurring cost split at the end of Exhibit A. The non-recurring will be spread [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Customer will reimburse Boeing the non-recurring for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. The non-recurring will be escalated [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] The reimbursement will be made by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. When [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] commits to Boeing to purchase [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for lease to Customer, then the previous two sentences become null and void. ILF has currently committed to purchase [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] aircraft for lease to Customer. Because Customer has not completed its selection of the Optional Features for Exhibit A an estimate of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] was used for the Optional Features price in Table 1.

               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM Royal Dutch Airlines

                   Exhibit B to Purchase Agreement Number 2399



               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                   relating to

                         BOEING MODEL 777-206ER AIRCRAFT

Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of Customer's Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished.

         1.       GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

                  1.1      Airworthiness and Registration Documents.

                           Not later than 6 MONTHS PRIOR TO DELIVERY of each
Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. In addition, and not later than 3 MONTHS PRIOR TO DELIVERY of each Aircraft, Customer will, by letter to the regulatory authority having jurisdiction, authorize the temporary use of such registration numbers by Boeing during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any Temporary or Permanent Registration Certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

                  1.2      Certificate of Sanitary Construction.

                           1.2.1 U.S. Registered Aircraft. Boeing will obtain
from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer.

                           1.2.2 Non-U.S. Registered Aircraft. If Customer
requires a United States Certificate of Sanitary Construction at the time of delivery of the Aircraft, Customer will give written notice thereof to Boeing at least 3 MONTHS PRIOR TO DELIVERY. Boeing will then use its reasonable best efforts to obtain the Certificate from the United States Public Health Service and present it to Customer at the time of Aircraft delivery.

                  1.3      Customs Documentation.

                           1.3.1 Import Documentation. If the Aircraft is
intended to be exported from the United States, Customer must notify Boeing not later than 3 MONTHS PRIOR TO DELIVERY of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

                           1.3.2 General Declaration - U.S. If the Aircraft is
intended to be exported from the United States, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than 20 DAYS PRIOR TO DELIVERY a complete crew and passenger list and a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than 20 DAYS PRIOR TO DELIVERY of such intention. If Boeing receives such notification, Boeing will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished to Customer to cover U.S. stops scheduled for the ferry flight.

                           1.3.3 Export Declaration - U.S. If the Aircraft is
intended to be exported from the United States, Boeing will prepare Form 7525V and, IMMEDIATELY PRIOR TO THE FERRY FLIGHT, will submit such Form to U.S. Customs in Seattle in order to obtain clearance for the departure of the Aircraft, including any cargo, from the United States. U.S. Customs will deliver the Export Declaration to the U.S. Department of Commerce after export.

         2.       INSURANCE CERTIFICATES.

                  Unless provided earlier, Customer will provide to Boeing not later than 30 DAYS PRIOR TO DELIVERY of the first Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of
Article 8 of the AGTA.

         3.       NOTICE OF FLYAWAY CONFIGURATION.

                  Not later than 20 DAYS PRIOR TO DELIVERY of the Aircraft, Customer will provide to Boeing a configuration letter stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include:

                  (i) the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight;

                  (ii) the cargo to be loaded and where it is to be stowed on board the Aircraft, the address where cargo is to be shipped after flyaway and notification of any hazardous materials requiring special handling;

                  (iii) any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customer's subsequent Aircraft;

                  (iv) a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and

                  (v) a complete ferry flight itinerary.

         4.       DELIVERY ACTIONS BY BOEING.

                  4.1 Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

                  4.2 Schedule of Demonstration Flights. All FAA and Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft.

                  4.3 Schedule for Customer's Flight Crew. Boeing will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

                  4.4 Fuel and oil Provided by Boeing. Boeing will provide to Customer, without charge, the amount of fuel shown in U.S. gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft.

                    AIRCRAFT MODEL            FUEL PROVIDED
                    --------------            -------------
                         777                       3000

                  4.5 Flight Crew and Passenger Consumables. Boeing will provide reasonable quantities of food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

                  4.6 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. If title for the Aircraft will be transferred to Customer through a Boeing sales subsidiary and if the Aircraft will be registered with the FAA, Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing's sales subsidiary to Customer.

                  4.7 Delegation of Authority. Customer requests that Boeing present a certified copy of a Resolution of Boeing's Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.

         5.       DELIVERY ACTIONS BY CUSTOMER.

                  5.1 Aircraft Radio Station License. At delivery Customer will provide its Aircraft Radio Station License to be placed on board the Aircraft following delivery.

                  5.2. Aircraft Flight Log. At delivery Customer will provide the Aircraft Flight Log for the Aircraft.

                  5.3 Delegation of Authority. Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer's Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.


                              ESCALATION ADJUSTMENT

                         AIRFRAME AND OPTIONAL FEATURES

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM Royal Dutch Airlines

           Supplemental Exhibit AE1 to Purchase Agreement Number 2399

1.       Formula.

         Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of this Purchase Agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

         P(a) = (P+B)(L + M) - P

         Where:

                      P(a) =           Airframe Price Adjustment.

                      L  =  .65 x ( ECI
                                  -----
                                        ECI(b))  where ECI(b) is the base year
                                                 index (as set forth in Table 1
                                                 of this Purchase Agreement)

                      M  =  .35 x ( ICI
                                  -----
                                        ICI(b))  where ICI(b) is the base year
                                                 index (as set forth in Table 1
                                                 of this Purchase Agreement)

                      P  = Airframe Price plus Optional Features Price (as set
                           forth in Table 1 of this Purchase Agreement).

                      B  = 0.005 x (N/12) x (P)    where N is the number of
                                                   calendar months which have
                                                   elapsed from the Airframe
                                                   Price Base Year and Month up
                                                   to and including the month of
                                                   delivery, both as shown in
                                                   Table 1 of the Purchase
                                                   Agreement. The entire
                                                   calculation of 0.005 X (N/12)
                                                   will be rounded to 4 places,
                                                   and the final value of B will
                                                   be rounded to the nearest
                                                   dollar.

                      ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Employment Cost Index for workers in aircraft manufacturing - Wages and Salaries" (ECI code 3721W), calculated by establishing a three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the fifth, sixth and seventh months prior to the month of scheduled delivery of the applicable Aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November.

                      ICI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index - Industrial Commodities Index ", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 5th, 6th and 7th months prior to the month of scheduled delivery of the applicable Aircraft.

                      As an example, for an Aircraft scheduled to be delivered in the month of January, the months June, July and August of the preceding year will be utilized in determining the value of ECI and ICI.

Note: i. In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

             ii. .65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

             iii. .35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

             iv. The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics (base year June 1989 = 100). The applicable base year and corresponding denominator is provided by Boeing in Table 1 of this Purchase Agreement.

             v. The final value of P(a) will be rounded to the nearest dollar.

             vi. The Airframe Price Adjustment will not be made if it will result in a decrease in the Aircraft Basic Price.

2.       Values to be Utilized in the Event of Unavailability.

         2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such Aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations. Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within 24 months after delivery of the Aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of the Aircraft.

         2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an Aircraft the Bureau of Labor Statistics changes the base year for determination of the ECI and ICI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

         2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Aircraft Price of any affected Aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February of the price base year shown in the Purchase Agreement which is consistent with the applicable provisions of paragraph 1 of this Supplemental Exhibit AE1.

         2.4 If within 12 months of Aircraft delivery, the published index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics). A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice.

Note: i. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to the first day of the scheduled delivery month of an Aircraft will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the Aircraft invoice at the time of delivery. The values will be considered final and no Airframe Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above.

             ii. The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be 4, where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to 5 or greater.


                       BUYER FURNISHED EQUIPMENT VARIABLES

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM Royal Dutch Airlines
                                  July 05, 2002

           Supplemental Exhibit BFE1 to Purchase Agreement Number 2399

                       BUYER FURNISHED EQUIPMENT VARIABLES

                                   relating to

                         BOEING MODEL 777-200ER AIRCRAFT

This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.       Supplier Selection.

         Customer will:

         1.1 Select and notify Boeing of the suppliers and part numbers of the following BFE items by the following dates:

                  Galley System                               Complete
                                                              ------------------
                  Galley Inserts                              Complete
                                                              ------------------
                  Seats (passenger)                           Complete
                                                              ------------------
                  In Seat Video System                        Complete
                                                              ------------------
                  Overhead & Audio System                     Complete
                                                              ------------------
                  Miscellaneous Emergency Equipment           Complete
                                                              ------------------
                  Textiles/Raw Materials                      Complete
                                                              ------------------

2.       On-dock Dates

On or before January 2003, Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE. For planning purposes, a preliminary BFE on-dock schedule is set forth below:

Item                                              Preliminary On-Dock Dates

Seats                                             [CONFIDENTIAL MATERIAL OMITTED
                                                  AND FILED SEPARATELY WITH THE
Galleys/Furnishings                               SECURITIES AND EXCHANGE
                                                  COMMISSION PURSUANT TO A
Antennas and Mounting Equipment                   REQUEST FOR CONFIDENTIAL
                                                  TREATMENT]

Avionics Equipment

Cabin Systems Equipment

Miscellaneous/ Emergency Equipment

Textiles/Raw Material

IFE Trays

IFE Equipment


Item                                              Preliminary On-Dock Dates

Seats                                             [CONFIDENTIAL MATERIAL OMITTED
                                                  AND FILED SEPARATELY WITH THE
Galleys/Furnishings                               SECURITIES AND EXCHANGE
                                                  COMMISSION PURSUANT TO A
Antennas and Mounting Equipment                   REQUEST FOR CONFIDENTIAL
                                                  TREATMENT]
Avionics Equipment

Cabin Systems Equipment

Miscellaneous/ Emergency Equipment

Textiles/Raw Material


     *For remaining Aircraft will be part of Cabin Systems Equipment.

                           CUSTOMER SUPPORT VARIABLES

                                     between

                               THE BOEING COMPANY

                                       And

                            KLM Royal Dutch Airlines

           Supplemental Exhibit CS1 to Purchase Agreement Number 2399

                           CUSTOMER SUPPORT VARIABLES

                                   relating to

                         BOEING MODEL 777-206ER AIRCRAFT

Customer and Boeing will conduct planning conferences approximately 12 months prior to delivery of the first Aircraft, or as mutually agreed, in order to develop and schedule a customized Customer Support Program to be furnished by Boeing in support of the Aircraft.

The customized Customer Services Program will be based upon and equivalent to the entitlements summarized below.

1.       Maintenance Training.

         1.1 Airplane General Familiarization Course; 2 classes of 24 students;

         1.2 Mechanical/Electrical Systems Course (Instructor); 1 class of 15 students;

         1.3      Avionics Systems Course (Instructor); 1 class of 15 students;

         1.4 Mechanical/Electrical Systems Course (Line and Base); 2 classes of 15 students;

         1.5 Avionics Systems Course (Line and Base); 1 class of 15 students;

         1.6      Engine Run-Up Course; 2 classes of 3 students;

         1.7      Corrosion Prevention & Control Course; 1 class of 10 students;

         1.8      Aircraft Rigging Course; 1 class of 6 students;

         1.9      Composite Repair for Technicians, 1 class of 8 students;

         1.10     Digital Data Familiarization Course; 1 class of 15 students;

         1.11     Cabin Management System (CMS) Configuration Database Generator
                  (CDG) Familiarization Course; 1 class of 6 students;

         1.12 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, Computer Based Training Courseware, instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program.

2.       Flight Training.

         2.1 Transition training for 8 flight crews (16 pilots) in 2 classes; The training will consist of ground school (utilizing computer based training), fixed base simulator, full flight simulator and actual aircraft training on Customer's Aircraft.

         2.2      Flight Dispatcher training; 2 classes of 6 students;

         2.3      Flight Attendant training; 2 classes of 12 students;

         2.4 Performance Engineer training in Boeing's regularly scheduled courses; schedules are published twice yearly.

         2.5 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, Computer Based Training Courseware, instrument panel wall charts, text/graphics, video programs, Flight Attandant Manuals, etc. will be provided for use in Customer's own training program.

         2.6      Additional Flight Operations Services:

                  a. Boeing flight crew personnel to assist in ferrying the first aircraft to Customer's main base;

                  b. Instructor pilots for 90 calendar days for revenue service training assistance

                  c. An instructor pilot to visit Customer 6 months after revenue service training to review Customer's flight crew operations for a 2 week period.

3.       Planning Assistance.

         3.1      Maintenance and Ground Operations.

                  Upon request, Boeing will visit Customer's main base to evaluate aircraft maintenance facilities, develop recommendations and assist in maintenance planning.

         3.2      Spares.

                  a)       Recommended Spares Parts List (RSPL)
                           A customized RSPL, data and documents will be provided to identify spare parts required for Customer's support program.

                  b)       Illustrated Parts Catalog (IPC)
                           A customized IPC in accordance with ATA 100 will be provided.

                  c)       Provisioning Training
                           Provisioning training will be provided for Customer's personnel at Boeing's facilities, where documentation and technical expertise are available. Training is focused on the initial provisioning process and calculations reflected in the Boeing RSPL.

                  d)       Spares Provisioning Conference
                           A provisioning conference will be conducted, normally at Boeing's facilities where technical data and personnel are available.

4.       Technical Data and Documents.

         4.1      Flight Operations.
                  Airplane Flight Manual
                  Operations Manual and Checklist
                  Planning and Performance Manual
                  Weight and Balance Manual
                  Dispatch Deviation Procedures Guide
                  Flight Crew Training Manual
                  Flight Attendants Manual
                  Fault Reporting Manual
                  Performance Engineer's Manual
                  Jet Transport Performance Methods
                  FMC Supplemental Data Document
                  Operational Performance Software
                  Baggage/Cargo Loading Manual
                  ETOPS Guide Vol. III
                  Flight Planning and Performance Manual

         4.2      Maintenance.
                  Maintenance Manual
                  Wiring Diagram Manual
                  Systems Schematics Manual
                  Structural Repair Manual
                  Component Maintenance Manual
                  Standard Overhaul Practices Manual
                  Standard Wiring Practices Manual
                  Non-Destructive Test Manual
                  Service Bulletins and Index
                  Corrosion Prevention Manual
                  Fault Isolation Manual
                  Interior Reconfiguration Document
                  Power Plant Buildup Manual (except Rolls Royce)
                  In Service Activity Report
                  Significant Service Item Summary
                  All Operators Letters
                  Service Letters
                  Structural Item Interim Advisory Combined Index
                  Maintenance Tips
                  Configuration Data Base Generator User Guide
                  Production Management Data Base
                  Baggage/Cargo Loading Manual

         4.3      Maintenance Planning.
                  Maintenance Planning Data Document
                  Maintenance Task Cards and Index
                  Maintenance Inspection Intervals Report
                  ETOPS Guide Vol. II
                  Configuration Maintenance and Procedures for Extended Range Operations

         4.4      Spares.
                  Illustrated Parts Catalog
                  Standards Books

         4.5      Facilities and Equipment Planning.
                  Facilities and Equipment Planning Document

                  Special Tool & Ground Handling Equipment Drawings & Index Supplementary Tooling Documentation
                  Illustrated Tool and Equipment List/Manual
                  Aircraft Recovery Document
                  Airplane Characteristics for Airport Planning Document Airplane Rescue and Fire Fighting Document
                  Engine Handling Document
                  ETOPS Guide Vol. I

         4.6      Supplier Technical Data.
                  Service Bulletins
                  Component Maintenance Manuals and Index
                  Publications Index

         4.7      Product Support Supplier Directory

                  Customer may request a reasonable quantity of data and documents in the formats offered and within the format and quantity guidelines Boeing has at the time the data is ordered. Customer may request advance copies which will be provided, if available. Customer understands that from time to time, Boeing may replace a format or media type with a more advanced offering and discontinue offering older formats or media types. Boeing will notifiy Customer in a timely manner of such replacement.


                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM ROYAL DUTCH AIRLINES

           Supplemental Exhibit EE1 to Purchase Agreement Number 2399

                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                   relating to

                         BOEING MODEL 777-206ER AIRCRAFT

1.       ENGINE ESCALATION.

(a) The Aircraft Basic Price of each Aircraft set forth in Table 1 of the Purchase Agreement includes an aggregate price for engines and all accessories, equipment and parts provided by General Electric Aircraft Engines (GE). The adjustment in Engine Price applicable to each Aircraft (Engine Price Adjustment) will be determined at the time of Aircraft delivery in accordance with the following formula:

         P(e) = [(P(b) + F)  x ( CPI / CPI(b)_)] - P(b)

where CPI(b) is the Engine Escalation Base Year Index as set forth in Table 1 of the Purchase Agreement.

(b)  The following definitions will apply herein:

         P(e) =     Engine Price Adjustment

             P(b) = Engine Price (per Aircraft), as set forth in Table 1 of the
                    Purchase Agreement.

             F    = 0.005 x (N/12) x P(b) where N is the number of calendar
                    months which have elapsed from the Engine Price Base Year and Month up to and including the month of delivery, both as shown in Table 1 of the Purchase Agreement.

         CPI =    L + ICI  (rounded to the nearest hundredth)

             L    = A value determined using the U.S. Department of Labor,
                    Bureau of Labor Statistics "Employment Cost Index Wages and Salaries for Aircraft Manufacturing (SIC 3721)", calculated as a 3-month arithmetic average of the released values (expressed as a decimal and rounded to the nearest tenth) using the values for the 12th, 13th and 14th months prior to the month of scheduled Aircraft delivery then multiplied by 65% and rounded to the nearest thousandth.

             ICI  = A value determined using the U.S. Department of Labor,
                    Bureau of Labor Statistics "Producer Prices and Price Index
                    - Industrial Commodities Index ", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest hundredth) using the values for the 12th, 13th and 14th months prior to the month of scheduled delivery of the Aircraft, then multiplied by 35% and rounded to the nearest thousandth.

The Engine Price Adjustment will not be made if it would result in a decrease in the Engine Price.

(c) The values of the Employment Cost Index Wages & Salaries (SIC 3721) and Producer Prices and Price Index - Industrial Commodities Index used will be those published as of a date 30 days prior to the first day of the scheduled Aircraft delivery month to Customer. As the Employment Cost Index Wages and Salaries for Aircraft Manufacturing (SIC 3721) values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November. Such values will be considered final and no Engine Price Adjustment will be made after Aircraft delivery for any subsequent changes in published index values. If no values have been released for an applicable month, the provisions set forth in Paragraph e, below, will apply. If prior to delivery of an Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics changes the base year for determination of the L or ICI values as defined above, such rebase values will be incorporated in the Engine Price Adjustment calculation.

(d) If at the time of delivery of an Aircraft, Boeing is unable to determine the Engine Price Adjustment because the applicable values to be used to determine L and ICI have not been released by the U.S. Department of Labor, Bureau of Labor Statistics, then: In the event the Engine Price escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, GE agrees to meet jointly with Boeing and Customer (to the extent such parties may lawfully do so) to adjust equitably the Aircraft Basic Price of any affected Aircraft to reflect an allowance for increase or decrease in labor compensation and material costs occurring since February of the base price year which is consistent with the application provisions of this Supplemental Exhibit EE1.

(e) If prior to delivery of an Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the L and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), Customer, Boeing and GE will, prior to delivery of such Aircraft, select a substitute for such values from data published by the U.S. Department of Labor, Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revisions of the formula will be made as required to reflect any substitute values. However, if within 24 months from delivery of the Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics should resume releasing values for the months needed to determine the Engine Price Adjustment, such values will be used to determine the increase or decrease in the Engine Price Adjustment determined at the time of delivery of such Aircraft.

NOTE: The factor (CPI divided by the base year index) by which the Engine Price is to be multiplied will be expressed as a decimal and rounded to the nearest thousandth. Any rounding of a number, as required under this Supplemental Exhibit EE1 with respect to escalation of the Engine Price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

2.       ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from GE the right to extend to Customer the provisions of GE's warranty and product support plan (Warranty and Product Support Plan); subject, however, to Customer's acceptance of the conditions set forth herein and in such Warranty and Product Support Plan. Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of GE's Warranty and Product Support Plan, and such Warranty and Product Support Plan shall apply to all CF6 turbofan engines including all Modules and Parts thereof, as these terms are defined in the Warranty and Product Support Plan, (Engines) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and GE have executed a general terms agreement (Engine GTA), then the terms of the Engine GTA shall be substituted for and supersede the below-stated provisions and such provisions shall be of no force or effect and neither Boeing nor GE shall have any obligation arising therefrom. In consideration for Boeing's extension of the GE Warranty and Product Support Plan to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of the Engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities. The Warranty and Product Support Plan is set forth in Exhibit C to the applicable purchase contract between GE and Boeing. Copies of the Warranty and Product Support Plan shall be provided to Customer by Boeing upon request.


                         SERVICE LIFE POLICY COMPONENTS

                                     between

                               THE BOEING COMPANY

                                       and

                            KLM ROYAL DUTCH AIRLINES

           Supplemental Exhibit SLP1 to Purchase Agreement Number 2399

                         COVERED SERVICE LIFE COMPONENTS

                                   relating to

                            BOEING MODEL 777 AIRCRAFT

This is the listing of Covered Components for the Aircraft which relate to Part 3, Boeing Service Life Policy of Exhibit C, Product Assurance Document to the AGTA and is a part of Purchase Agreement No. 2399.

1.           Wing.

             (a) Upper and lower wing skins and stiffeners between the forward and rear wing spars.

             (b)         Wing spar webs, chords and stiffeners.

             (c)         Inspar wing ribs.

             (d)         Inspar splice plates and fittings.

             (e)         Upper wing fold hinge, end ribs and lower latch lugs.

             (f)         Main landing gear support structure.

             (g) Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to the beams.

             (h)         Wing-to-body structural attachments.

             (i) Engine strut support fittings attached directly to wing primary structure.

             (j) Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

             (k) Leading edge device and trailing edge flap support system.

             (l) Aileron leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2.           Body.

             (a) External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead, and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

             (b) Window and windshield structure but excluding the windows and windshields.

             (c) Fixed attachment structure of the passenger doors, cargo doors and emergency exits, excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

             (d) Nose wheel well structure, including the wheel well walls, pressure deck, forward and aft bulkheads, and the gear support structure.

             (e) Main gear wheel well structure including pressure deck, bulkheads and landing gear beam support structure.

             (f) Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

             (g)         Forward and aft pressure bulkheads.

             (h) Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead, including splices.

             (i) Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

             (j) Support structure in the body for the stabilizer pivot and stabilizer screw.

3.           Vertical Stabilizer.

             (a)         External skins between front and rear spars.

             (b)         Front and rear spars including stiffeners.

             (c) Attachment fittings between vertical stabilizer and body.

             (d)         Inspar ribs.

             (e) Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

             (f) Rudder internal, fixed attachment and actuator support structure.

             (g)         Rudder hinges and supporting ribs, excluding bearings.

4.           Horizontal Stabilizer.

             (a)         External skins between front and rear spars.

             (b)         Front and rear spars including splices and stiffeners.

             (c)         Inspar ribs.

             (d) Stabilizer splice fittings and pivot and screw support structure.

             (e) Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

             (f) Elevator internal, fixed attachment and actuator support structure.

             (g) Elevator hinges and supporting ribs, excluding bearings.

5.           Engine Strut.

             (a) Strut external surface skin and doublers and stiffeners.

             (b)         Internal strut chords, frames and bulkheads.

             (c)         Strut to wing fittings and diagonal brace.

             (d) Engine mount support fittings attached directly to strut structure.

             (e) For Aircraft equipped with General Electric or Pratt & Whitney engines only, the engine mounted support fittings.

6.           Main Landing Gear.

             (a)         Outer cylinder.

             (b)         Inner cylinder.

             (c) Upper and lower side strut, including spindles and universals.

             (d) Upper and lower drag strut, including spindles and universals.

             (e)         Orifice support tube.

             (f)         Downlock links including spindles and universals.

             (g)         Torsion links.

             (h)         Bogie beam.

             (i)         Axles.

             (j)         Steering crank arm.

             (k)         Steering rod.

7.           Nose Landing Gear.

             (a)         Outer cylinder.

             (b)         Inner cylinder, including axles.

             (c)         Orifice support tube.

             (d)         Upper and lower drag strut, including lock links.

             (e)         Steering plates and steering collar.

             (f)         Torsion links.

             (g)         Actuator support beam and hanger.

NOTE: The Service Life Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the Covered Components.

2399-04

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:     Aircraft Schedule Reliability Program

Reference:   Purchase Agreement No. (the Purchase Agreement) between The Boeing
             Company (Boeing) and KLM Royal Dutch Airlines (Customer) relating to Model 777-206ER aircraft Serial Numbers [CONFIDENTIAL MATERIAL
             OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
             COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (the
             Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. The price for this Program is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Aircraft and Leased Aircraft expressed in 2001 dollars. This Letter Agreement will remain open for Customer Acceptance until December 1, 2002.

1.0  Definition of Terms:

1.1 "ACHIEVED MECHANICAL SCHEDULE RELIABILITY" shall mean a number calculated pursuant to the following formula:

             100  X  (1 - INT/RevFlights)

where: INT equals the number of Chargeable Schedule Interruptions occurring during an Analysis Period, and RevFlights equals the number of Scheduled Revenue Departures occurring during the same Analysis Period.

1.2 "Aircraft" shall mean the direct buy 777-200ER aircraft with serial numbers, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] "Leased Aircraft" shall mean the six 777-200ER aircraft purchased from Boeing by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for lease to Customer with serial numbers [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to be determined at a later date.

1.3 "ANALYSIS PERIOD" shall mean any four consecutive calendar months of Scheduled Revenue Departures.

1.4 "AVERAGE FLIGHT LENGTH" shall mean the flight hours during an Analysis Period divided by the number of Scheduled Revenue Departures during the same Analysis Period.

1.5 "CHARGEABLE SCHEDULE INTERRUPTION" or "INTERRUPTION" shall mean a cancellation, turn-back, diverted landing or delayed departure of any scheduled revenue flight of a Covered Aircraft which is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], other than as provided in Section 4, below, and results directly from a mechanical malfunction of such Covered Aircraft, or any system, accessory, equipment or part (including engines) installed thereon.

1.6 "COVERED AIRCRAFT" shall mean those Aircraft and the Leased Aircraft operated by Customer on Customer's routes during the Program Term and including any Aircraft originally scheduled to be delivered during the Program Term but not delivered within such period due to an Excusable or Non Excusable Delay.

1.7 "PROGRAM" shall mean the rights and obligations defined in this Letter Agreement.

1.8 "PROGRAM TERM" shall mean the five consecutive years commencing on the delivery date of the first Covered Aircraft.

1.9 "SCHEDULED REVENUE DEPARTURE" shall mean any departure of a Covered Aircraft for a scheduled revenue flight segment; including, but not limited to, (i) any departure of a Covered Aircraft for a charter flight or extra section flight; or
(ii) any canceled departure of a flight segment.

2.       Program Description.

         Mechanical schedule reliability targets for the Covered Aircraft (Mechanical Schedule Reliability Target(s)) during the Program Term are as follows:

                                          Mechanical Schedule
Program Term                              Reliability Target
------------                              ------------------
First year,                               [CONFIDENTIAL MATERIAL OMITTED
                                          AND FILED SEPARATELY WITH THE
                                          SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO A
                                          REQUEST FOR CONFIDENTIAL
                                          TREATMENT]
------------------------------------------------------------------------
Second year                               [CONFIDENTIAL MATERIAL OMITTED
                                          AND FILED SEPARATELY WITH THE
                                          SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO A
                                          REQUEST FOR CONFIDENTIAL
                                          TREATMENT]
------------------------------------------------------------------------
Third Thru Fifth Years                    [CONFIDENTIAL MATERIAL OMITTED
                                          AND FILED SEPARATELY WITH THE
                                          SECURITIES AND EXCHANGE
                                          COMMISSION PURSUANT TO A
                                          REQUEST FOR CONFIDENTIAL
                                          TREATMENT]
------------------------------------------------------------------------

These Mechanical Schedule Reliability Targets are based on an average flight length of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Scheduled Revenue Departure for Covered Aircraft in revenue service operations. The Mechanical Schedule Reliability Targets are subject to change based on changes in the Customer's actual Average Flight Length and other factors under Customer's control.

3.       Remedial Action.

         3.1 Following the first four months of Scheduled Revenue Departures, for any Analysis Period during which Customer has greater than six (6) Covered Aircraft in revenue service, if Customer notifies Boeing that the Achieved Mechanical Schedule Reliability for the Analysis Period is more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] below the Mechanical Schedule Reliability Target (Agreed Threshold Value) for such Analysis Period, Boeing will for the Aircraft:

                  3.1.1 Investigate the circumstances and possible causes for an Achieved Mechanical Schedule Reliability lower than the Agreed Threshold Value;

                  3.1.2 Provide technical assistance to Customer in the form of analysis and recommendations of a kind and nature which Boeing determines to be best suited for improving the Achieved Mechanical Schedule Reliability;

                  3.1.3 Initiate a design review of the system, accessory, equipment or part (other than engines and engine parts) which are determined by Boeing to be the primary cause of an Achieved Mechanical Schedule Reliability lower than the Agreed Threshold Value;

                  3.1.4 When in Boeing's judgment a redesign or modification is indicated as a technically and economically practical means of improving the Achieved Mechanical Schedule Reliability, redesign or cause the redesign of such system, accessory, equipment or part; or offer such modification,

                  3.1.5 If such redesign or modification results in retrofit kits being offered by Boeing or Boeing's suppliers, provide such kits or cause such kits to be provided, at Customer's request, at no charge to Customer and reimburse Customer's reasonable direct labor costs for incorporation of any such kit manufactured to Boeing's detailed design. This offer will be valid for any redesign or modification addressing improved reliability of the system, accessory, equipment or part being identified as the main cause of Mechanical Schedule Reliability below the Agreed Threshold Value that becomes available within 5 years after Customer having made its notification in accordance with above terms. The Covered Aircraft must still be experiencing Mechanical Schedule Reliability below the Agreed Threshold Value at the time the retrofit kits become available in order to qualify for the free retrofit kits.

Such reimbursement will be provided pursuant to Boeing Warranty (Article 11 of Part 2 of Exhibit C, Product Assurance Document, of the AGTA); and

                  3.1.6 If Boeing determines that the design of engines or engine parts is the primary cause of an Achieved Mechanical Schedule Reliability lower than the Agreed Threshold Value, Boeing will, if requested by Customer, take whatever reasonable action is permitted under Boeing's contracts with the engine manufacturer in an effort to obtain correction of such design. This offer will be valid for any redesign or modification addressing improved reliability of the system, accessory, equipment or part being identified as the main cause of the low Mechanical Schedule Reliability, and that comes available within five years after Customer having made its notification in accordance with the above terms.

4.       Interruption Exclusions.

An Interruption does not include any cancellation, turn-back, diverted landing or delayed departure of any scheduled revenue flight of any Covered Aircraft which is caused by any of the following events:

             (i)   Late arrival of an inbound flight;

             (ii)  Late return from out-of-service status;

             (iii) Operation, service, maintenance or overhaul of such Covered Aircraft or any system, accessory, equipment or part (including engines) installed thereon, in a manner other than in accordance with Customer's approved instructions and requirements;

             (iv) Logistics problems such as lack of spare parts at stations where spares could reasonably be expected to be available, as determined in accordance with industry standard provisioning practices, or inordinate delays in the availability of spares, unless such delays are caused by Boeing or other appropriately trained personnel at any location where any maintenance of the Covered Aircraft is performed;

             (v) A malfunction caused by any extrinsic force such as foreign object damage;

             (vi) Failure to utilize the FAA approved minimum equipment list
(MEL) to defer corrective maintenance, or failure to correct any deferred item within the time period specified in such MEL;

             (vii) Buyer Furnished Equipment;

             (viii) Tires;

             (ix) Normal brake wear;

             (x) Acts or omissions of Customer or any strikes or labor troubles causing cessation, slowdown or interruption of work related to the operation or maintenance of the Covered Aircraft; or

             (xi) Any other cancellation, turn-back, diverted landing or delayed departure which cannot fairly be attributed to mechanical malfunction of the Covered Aircraft, or any system, accessory, equipment or part (including engines) installed on the Covered Aircraft.

             If a Covered Aircraft is used as a substitute for some other aircraft or some other aircraft is used as a substitute for a Covered Aircraft and the revenue flight affected by such substitution departs without a cancellation, turn-back, diverted landing or delay greater than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], then no Chargeable
Schedule Interruption will be deemed to have occurred. If an Interruption occurs as a result of a malfunction of the substitute aircraft/Covered Aircraft, such Interruption will be charged against the aircraft/Covered Aircraft initially scheduled for the flight rather than its substitute. An Interruption, which affects a subsequent segment or flight for a Covered Aircraft, will count as only one Interruption unless such Interruption is separate from and unrelated to the initial Interruption.

5.        Administrative Requirements.

         5.1 Customer will provide status reports every month (Reporting
Period).

         5.2 The Customer's status reports shall include the data required to calculate the Achieved Mechanical Schedule Reliability for each month of the Reporting Period using the formulas described in Section 1.0, above, and a list of the Chargeable Schedule Interruptions for the Reporting Period. Customer shall submit such data to Boeing electronically in accordance with the provisions of Boeing Document D6-81692.

         All data submitted pursuant to Subsection 5.2 will be addressed to the attention of:

         MANAGER - IN-SERVICE DATA GROUP
         Boeing Commercial Airplanes
         P.0. Box 3707
         Seattle, Washington 98124-2207

         5.3 Customer claim reports will include the data described in Subsection 5.2 above and sufficient data to substantiate any claimed Chargeable
Schedule Interruption. Customer will submit to Boeing reasonable proof that any claimed Chargeable Schedule Interruption does in fact constitute a Chargeable
Schedule Interruption. In addition, Customer will maintain and submit to Boeing such data as may reasonably be required to:

             (i) determine Achieved Mechanical Schedule Reliability,

             (ii) analyze the problems causing any claimed Chargeable Schedule Interruption, and

             (iii) when required, develop appropriate remedial action.

         5.4 Failure to file the status reports or provide the information as specified in Subsections 5.1 through 5.3, above, will constitute an acknowledgment by Customer that the Achieved Mechanical Schedule Reliability is equal to or greater than the Agreed Threshold Value for such Analysis Period, and Boeing will not be obligated to provide any of the remedies arising under this Program for such Analysis Period.

         5.5 All reports submitted to Boeing will be addressed to the attention of:

                         Director - Warranty & Supplier Product Support Boeing Commercial Airplanes
                         P.0. Box 3707
                         Seattle, Washington 98124-2207

6.       Conditions and Limitations.

         6.1 If, to improve schedule reliability, Boeing or any Boeing supplier issues service bulletins, service letters or other written instructions (Instructions) or offers no-charge retrofit kits, Customer will accomplish such Instructions or install such kits within a period of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after availability of such Instructions or kits at Customer's facility or such longer period as may be established by mutual agreement of the parties. If Customer does not accomplish the Instructions or install the kits within such time period, Chargeable Schedule Interruptions relating to the systems, accessories, equipment or parts affected by such Instructions or kits will be excluded from this Program from the date the Instructions or kits were available at Customer's facility until such time as Customer notifies Boeing that Customer has incorporated such Instructions or kits on all affected Covered Aircraft.

         6.2 Boeing may inspect at all reasonable times Customer's maintenance facilities and review its relevant maintenance programs and procedures. If Boeing recommends in writing reasonable changes in Customer's maintenance programs and procedures which would improve the Achieved Mechanical Schedule Reliability and Customer does not effect such changes within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after receiving such written recommendations or such longer period as may be established by mutual agreement of the parties, Boeing will have the right to redefine the Chargeable Schedule Interruptions after the date Customer received such written recommendations so as to eliminate interruptions which Boeing estimates result from Customer's failure to effect the recommended changes within such time period.

         6.3 If, for any Analysis Period, the actual Average Flight Length or other factors affecting schedule reliability of the Covered Aircraft change significantly, the Mechanical Schedule Reliability Target for such Analysis Period will be appropriately adjusted by the parties.

         6.4 At Boeing's request, Customer will assign to Boeing any of Customer's rights against any manufacturer of any system, equipment, accessory or part installed in the Covered Aircraft as Boeing may reasonably require to fulfill its obligations with respect to any remedy provided by Boeing hereunder.

         6.5 THE DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions stated in Article 11 of Exhibit C of the AGTA apply to this Program.

7.       Confidential Treatment.

         Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                 , 2002
      --------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


2399-06

KLM ROYAL DUTCH AIRLINES
Amsterdamseweg 55
1182 GP Amstelveen

The Netherlands

Subject:           Flight Crew Training Spare Parts Support

Reference:         Purchase Agreement No. 2399 (the Agreement) between The
                   Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This Letter Agreement is entered into on the date below, and amends and supplements the Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Agreement. THIS LETTER AGREEMENT WILL REMAIN OPEN UNTIL DECEMBER 1, 2002 FOR CUSTOMER'S ACCEPTANCE.

Definition of Terms:

FLIGHT CREW TRAINING: Flight training conducted by Boeing and occurring immediately following delivery of the Aircraft .

REMOVED PARTS:  Parts removed from an Aircraft during Flight Crew Training.

REPLACEMENT PARTS: Parts taken from Boeing inventory and installed in an Aircraft because no Standby Parts are available.

STANDBY PARTS: Parts which are owned by Customer and located at Customer's designated storage area at Boeing to support Flight Crew Training.

TRAINING AIRCRAFT: The Aircraft delivered to Customer and used for Flight Crew Training.

1.       Provisioning of Spare Parts

         To support Flight Crew Training, Boeing agrees to provide normal line maintenance and expendable spare parts at no charge on the Training Aircraft; and, Customer agrees to provide Standby Parts for the Training Aircraft. The Standby Parts list, including part numbers, exact quantities and on-dock dates, will be established during the provisioning meeting.

         If parts other than those discussed above fail on the Training Aircraft during Flight Crew Training, Boeing will attempt to provide Replacement Parts for those failed parts. If Boeing is unable to provide Replacement Parts, Customer will be responsible for providing those parts.

2.       Disposition of Removed Parts

         With respect to Removed Parts, Boeing may:

         (i) repair such Removed Parts, at no charge to Customer, and either retain such parts as Standby Spare Parts or return the Removed Parts to Customer, at Customer expense;

         (ii) return the Removed Parts to Customer at Customer's expense; or

         (iii) return the Removed Parts to the manufacturer for repair or replacement under such manufacturer's warranty. Upon Boeing's receipt of the repaired Removed Parts or their replacements, Boeing may retain such Removed Parts or their replacements as Standby Parts or return such Removed Parts or their replacements to Customer, at Customer's expense.

         Any Removed Parts returned to Customer, or replacements, will be accomplished in accordance with any written instructions from Customer received by Boeing prior to such return.

3.       Redelivery of Standby Parts

         Standby Parts not installed in the Training Aircraft will be redelivered to Customer on board the last aircraft used for Flight Crew Training.

4.       Non-performance by Customer

         If Customer's non-performance of obligations in this Letter Agreement causes a delay in the Flight Crew Training, Customer will be deemed to have agreed to any such delay in Flight Crew Training. In addition, Boeing will have the right to:

         (i) purchase Standby Spare Parts and invoice Customer for the price of such Parts and for any necessary adjustment and calibration of such Parts;

         (ii) cancel or reschedule the Flight Crew Training.

         (iii) invoice Customer for any expenses, including but not limited to ground handling expenses, maintenance costs and storage costs, that are directly attributable to the delay in the Flight Crew Training.

5.       Customer Warranty

         Customer warrants that the Standby Parts will meet the requirements of the Detail Specification and be in a condition to pass Boeing's receiving inspection and functional test, and if not in a new condition, will have an attached FAA Serviceable Parts Tag.

6.       Title and Risk of Loss

         Title to and risk of loss of any Standby Parts or Removed Parts will remain with Customer. Boeing will have only such liability for Standby Parts and Removed Parts as a bailee for mutual benefit would have, but will not be liable for loss of use. For Replacement Parts, title will transfer to Customer at the time such part is installed on the Training Aircraft.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its         Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM Royal Dutch Airlines

By
   ------------------------------------------

Its
   ------------------------------------------


2399-07

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:          Spares Initial Provisioning

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER aircraft (the Aircraft)

This Letter Agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1.       Applicability.

         This letter will apply to initial provisioning for the Model 777-206ER Aircraft purchased by Customer under the Purchase Agreement.

2.       Initial Provisioning Meeting.

         Boeing will conduct an initial provisioning meeting (Initial Provisioning Meeting) with Customer to establish mutually agreeable procedures to accomplish Customer's initial provisioning of spare parts for the Aircraft. The parties will agree, during the Initial Provisioning Meeting on the operational data to be provided by Customer for Boeing's use in preparing its quantity recommendations for initial provisioning of spare parts for the Aircraft, exclusive of special tools, ground support equipment, engines and engine parts (Provisioning Items). Such operational data to be provided by Customer will be the data described in Chapter 6 of Boeing Manual D6-81834, entitled "Spares Provisioning Products Guide" (Boeing Spares Provisioning Products Guide) which will be furnished to Customer prior to the Initial Provisioning Meeting. The parties will also agree on the provisioning documentation to be provided by Boeing as described in Boeing Spares Provisioning Products Guide (such data will be hereinafter referred to collectively as the "Provisioning Data"). Boeing will provide instruction in the use of the initial provisioning documentation. The date of the Initial Provisioning Meeting will be agreed upon between the parties. However, Boeing and Customer will use their best efforts to convene such meeting within 30 days after execution of the Purchase Agreement.

3.       Initial Provisioning Documentation.

         3.1 Provisioning Data. Boeing will furnish Provisioning Data to Customer on or about ninety (90) days after Aircraft implementation which is approximately 12 months before delivery (Aircraft implementation is the date engineering begins the detailed engineering designs and major suppliers start locking in body requirements.) The Provisioning Data will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. The Provisioning Data will set forth the prices for Provisioning Items which are Boeing Spare Parts and such prices will be firm and remain in effect until the date or dates set forth below in Paragraph 4.1, Boeing Spare Parts, by which orders must be placed with Boeing. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft or until the delivery configuration of each of the Aircraft is reflected in the Provisioning Data, whichever is later, furnish to Customer revisions to the Provisioning Data.

         3.2 Provisioning IPC. Boeing will, on or about ninety (90) days after Aircraft implementation which is approximately 12 months before delivery, furnish to Customer a Boeing Illustrated Parts Catalog (IPC), hereinafter referred to as the "Provisioning IPC". The Provisioning IPC will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft, or until the delivery configuration of each of the Aircraft is reflected in the Provisioning IPC, whichever is later, furnish to Customer revisions to the Provisioning IPC.

         3.3             Buyer Furnished Equipment (BFE) Provisioning Data.

                  3.3.1 Boeing's Responsibility. Boeing will include BFE end items in the Provisioning Data and Provisioning IPC for BFE installed on Customer's Aircraft provided such equipment has been installed on other Aircraft by Boeing and Boeing has data on the BFE.

                  3.3.2 Customer's Responsibility. Customer will be responsible for ensuring BFE data is provided to Boeing by the BFE supplier in a format acceptable to Boeing for BFE not covered by 3.3.1 above. If the data is not provided to Boeing in a timely manner and in a format acceptable to Boeing, such BFE equipment will not be included in Boeing's Provisioning Data or IPC.

         3.4 Other Data. Boeing will submit to Customer listings of Raw Materials, Standard Parts and Bulk Materials to be used by Customer in the maintenance and repair of the Aircraft.

4.       Purchase from Boeing of Spare Parts as Initial Provisioning for the
         Aircraft.

         4.1 Boeing Spare Parts. Customer will place orders for Provisioning Items within sixty (60) days of receipt of the initial submittal of provisioning data; provided, however, that in those instances where Boeing submits any revision to the Provisioning Data, Customer will place orders for Boeing Spare Parts covered by such revision within 60 days following the date of such submittal. At Customer's request, Boeing will process "controlled shipments" by shipping full or partial quantities of an order on a schedule specified by Customer, provided the final shipment is made no later than 24 months after receipt of the order.

         4.2 Supplier Provisioning Items. Customer may place orders with Boeing for Provisioning Items which are manufactured by suppliers or to their detailed design and are covered by the Provisioning

Data as initial provisioning for the Aircraft. The price to Customer for any such supplier Provisioning Item will [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] If Customer elects to purchase such supplier Provisioning Items from Boeing, Customer will place its orders therefor in accordance with the provisions of Paragraph 4.1, Boeing Spare Parts.

         4.3 Ground Support Equipment and Special Tools. Customer may place orders with Boeing for ground support equipment (GSE) and special tools manufactured by suppliers which Customer determines it will initially require for maintenance, overhaul and servicing of the Aircraft and/or engines. The price to Customer for such GSE or special tools will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] If Customer elects to purchase such GSE and special tools from Boeing, Customer will place its orders therefor by the date set forth in Paragraph 4.1, Boeing Spare Parts or such later date as the parties may mutually agree.

         4.4 Spare Engines and Engine Spare Parts. Customer may place orders with Boeing for spare engines and/or engine spare parts which Customer determines it will initially require for support of the Aircraft or for maintenance and overhaul of the engines. The price to Customer for such spare engines or such engine spare parts, will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. If Customer elects to purchase such spare engines or engine spare parts through Boeing, Customer will place its orders on a date to be mutually agreed upon during the Initial Provisioning Meeting.

         4.5 QEC Kits. Boeing will, on or about thirty (30) days after Aircraft implementation, furnish to Customer a listing of all components which could be included in the Quick Engine Change (QEC) kits which may be purchased by Customer from Boeing. Customer agrees to review such listing and indicate by marking on one copy of such listing those components that Customer desires included in its QEC kits. Customer will return such marked copy to Boeing within 30 days after Customer's receipt of such listing. Within 30 days after Boeing's receipt of such marked copy, Boeing will republish such listing to reflect only those components selected by Customer and will provide copies of such republished listing to Customer. Boeing will from time to time furnish revisions to such republished listing until a date approximately 90 days after delivery of the last QEC kit ordered by Customer for the Aircraft. Boeing will furnish to Customer as soon as practicable a statement setting forth a firm price for the QEC kit configuration selected by Customer. Customer agrees to place orders with Boeing for the QEC kits for the Aircraft within (30) days after receipt of firm price for the QEC kit configuration selected by the Customer.

         4.6 Payment for Provisioning Items. The payment provisions of the Customer Services General Terms Agreement (CSGTA) between Boeing and Customer will be applicable to Provisioning Items ordered by Customer from Boeing for the Aircraft.

5.       Delivery.

         Boeing will, insofar as reasonably possible, deliver to Customer the Spare Parts ordered by Customer in accordance with the provisions of this Letter Agreement on dates reasonably calculated to conform to Customer's anticipated needs in view of the scheduled deliveries of the Aircraft. Customer and Boeing will agree upon the date to begin delivery of the Provisioning Spare Parts ordered in accordance with this Letter Agreement. Where appropriate, Boeing will arrange for shipment of such Spare Parts, which are manufactured by suppliers, directly to Customer from the applicable supplier's facility. The routing and method of shipment for initial deliveries and all subsequent deliveries of such Spare Parts will be as mutually agreed between Boeing and Customer.

6.       Substitution for Obsolete Spare Parts.

             6.1 Obligation to Substitute. In the event that, prior to delivery of the first Aircraft pursuant to the Purchase Agreement, any Spare Part purchased by Customer from Boeing in accordance with this Letter Agreement is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part therefor, Boeing will at Customer's request deliver to Customer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts and Customer will return the obsolete or unusable Spare Parts to Boeing. Boeing will credit Customer's account with Boeing with the price paid by Customer for any such obsolete or unusable Spare Part and will invoice Customer for the purchase price of any such substitute Spare Part delivered to Customer.

         6.2 Delivery of Obsolete Spare Parts and Substitutes. Obsolete or unusable Spare Parts returned by Customer pursuant to this Item will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts will be delivered to Customer at Boeing's Seattle Distribution Center, or such other Boeing shipping point as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such obsolete or unusable Spare Part and for the shipment from Boeing to Customer of any such substitute Spare Part.

7.       Repurchase of Provisioning Items.

         7.1 Obligation to Repurchase. During a period commencing 1 year after delivery of the first Aircraft under the Purchase Agreement, and ending 5 years after such delivery, Boeing will, upon receipt of Customer's written request and subject to the exceptions in Paragraph 7.2, Exceptions, repurchase unused and undamaged Provisioning Items which (i) were recommended by Boeing in the Provisioning Data as initial provisioning for the Aircraft, (ii) were purchased by Customer from Boeing, and (iii) are surplus to Customer's needs. If Customer follows a phased provisioning program as was done on Customer's 737NGs [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

         7.2 Exceptions. Boeing will not be obligated under Paragraph 7.1, Obligation to Repurchase, to repurchase any of the following: (i) quantities of Provisioning Items in excess of those quantities recommended by Boeing in the Provisioning Data for the Aircraft, (ii) QEC Kits, Bulk Material Kits, Raw Material Kits, Service Bulletin Kits, Standards Kits and components thereof (except those components listed separately in the Provisioning Data), (iii) Provisioning Items for which an order was received by Boeing more than 5 months after delivery of the last Aircraft, (iv) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of (a) Customer's modification of the Aircraft or (b) design improvements by Boeing or the supplier (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by Boeing or the supplier to provide no charge retrofit kits or replacement parts which correct such defect), and (v) Provisioning Items which become excess as a result of a change in Customer's operating parameters, provided to Boeing pursuant to the Initial Provisioning meeting in Paragraph 2, which were the basis of Boeing's initial provisioning recommendations for the Aircraft.

         7.2.1 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

         7.3 Notification and Format. Customer will notify Boeing, in writing, when Customer desires to return Provisioning Items which Customer's review indicates are eligible for repurchase by Boeing under the provisions of this Repurchase of Provisioning Items paragraph. Customer's notification will include a detailed summary, in part number sequence, of the Provisioning Items Customer desires to return. Such summary will be in the form of listings, tapes, diskettes or other media as may be mutually agreed between Boeing and Customer, and will include part number, nomenclature, purchase order number, purchase order date and quantity to be returned. Within 5 business days after receipt of Customer's notification, Boeing will advise Customer, in writing, when Boeing's review of such summary will be completed.

         7.4 Review and Acceptance by Boeing. Upon completion of Boeing's review of any detailed summary submitted by Customer pursuant to Paragraph 7.3, Boeing will issue to Customer a Material Return Authorization (MRA) for those Provisioning Items Boeing agrees are eligible for repurchase in accordance with this Repurchase of Provisioning Items paragraph. Boeing will advise Customer of the reason that any spare part included in Customer's detailed summary is not eligible for return. Boeing's MRA will state the date by which Provisioning Items listed in the MRA must be redelivered to Boeing and Customer will arrange for shipment of such Provisioning Items accordingly.

         7.5 Price and Payment. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

         7.6 Delivery of Provisioning Items. Provisioning Items repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be delivered to Boeing F.O.B. at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Customer will pay the freight charges for the shipment from Customer to Boeing of any such Provisioning Items.

8.       Obsolete Spare Parts and Surplus Provisioning Items - Title and Risk of
         Loss.

         Title to and risk of loss of any obsolete or unusable Spare Parts returned to Boeing pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Boeing upon delivery thereof to Boeing. Title to and risk of loss of any Spare Part substituted for an obsolete or unusable Spare Part pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Customer upon delivery thereof to Customer. Title to and risk of loss of any Provisioning Item repurchased by Boeing pursuant to Paragraph 7, Repurchase of Provisioning Items, will pass to Boeing upon delivery thereof to Boeing. With respect to the obsolete or unusable Spare Parts which may be returned to Boeing and the Spare Parts substituted therefor, pursuant to Paragraph 6, and the Provisioning Items which may be repurchased by Boeing, pursuant to Paragraph 7, the party which has risk of loss of any such Spare Part or Provisioning Item will have the responsibility of providing any insurance coverage for it desired by such party.

9.       Supplier Support.

         Boeing has entered, or anticipates entering, into product support agreements with suppliers (Boeing Suppliers) of major system components manufactured by such Suppliers to be installed on the Aircraft (Supplier Components). Such product support agreements commit, or are expected to commit, the Boeing Suppliers to provide to Boeing's customers and/or such customer's designees support services with respect to the Supplier Components which can be reasonably expected to be required during the course of normal operation. This support includes but is not limited to shelf-stock of certain spare parts, emergency spare parts, timely delivery of spare parts, and technical data related to the Supplier Components. Copies of such product support agreements will be provided to Customer on or about sixty (60) days after Aircraft implementation which is approximately 12 months before delivery in Boeing Document D6-56115, Volumes 1 and 2. In the event Customer has used due diligence in attempting to resolve any difficulty arising in normal business transactions between Customer and a Boeing Supplier with respect to product support for a Supplier Component manufactured by such Supplier and if such difficulty remains unresolved, Boeing will, if requested by Customer, assist Customer in resolving such difficulty. Assistance will be provided by the Customer Supplier Services organization.

10.      Termination for Excusable Delay.

         In the event of termination of the Purchase Agreement with respect to any Aircraft pursuant to Article 7 of the AGTA, such termination will, if Customer so requests by written notice received by Boeing within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after such termination, also discharge and terminate all obligations and liabilities of the parties as to any Spare Parts which Customer had ordered pursuant to the provisions of this Letter Agreement as initial provisioning for such Aircraft and which are undelivered on the date Boeing receives such written notice.

11.      Adjustment for SEP and Gain.

         In the event Customer enters into a Spares Exchange Program (SEP) for the 777 or the GAIN Program Boeing and Customer will by mutual agreement adjust the spares provisioning purchase orders.

Very truly yours,

THE BOEING COMPANY

By
    -----------------------------------------

Its     Attorney-In-Fact
    -----------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      ------------------------------

KLM Royal Dutch Airlines

By
    -----------------------------------------

Its
    -----------------------------------------


6-1163-KSW-5123 GE

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:          Aircraft Performance Guarantees GE90-94B

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Boeing agrees to provide Customer with the performance guarantees in the Attachment. These guarantees are exclusive and expire upon delivery of the Aircraft to Customer.

The performance guarantees included as an attachment are based on LOPA 777-206, B775146. These guarantees will be revised to include the affect of changes included in Exhibit A and incorporated into a mutually to be agreed to Customer detail specification D019-W005KLM72P.

Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.

Very truly yours,

THE BOEING COMPANY

By
   --------------------------------------

Its           Attorney-In-Fact
   --------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   --------------------------------------

Its
   --------------------------------------


6-1163-KSW-5125

KLM Royal Dutch Airlines
P.O. Box 7700
1117 Schiphol Airport
The Netherlands

Subject:          Performance Retention Commitment

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER Aircraft (Aircraft).

             This Letter Agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. THIS LETTER AGREEMENT WILL REMAIN OPEN FOR CUSTOMER'S ACCEPTANCE UNTIL DECEMBER 1, 2002.

             Boeing recognizes that performance retention within reasonable limits is essential to maintain the economy of operation of the Aircraft. Therefore the parties hereto agree as follows with respect to performance retention.

1.           Aircraft Commitment.

             For the purposes of this Letter Agreement, the Performance Retention Covered Aircraft shall be defined as a fleet not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Boeing commits to Customer that, for the Performance Retention Covered Aircraft, the Fleet Average Fuel Mileage Deterioration, as defined in Attachment A, during the Performance Retention Term (as defined in paragraph 2 below), will not exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] within the Performance Retention Term (Aircraft Commitment).

If the Fleet Average Fuel Mileage Deterioration of the Performance Retention Covered Aircraft is determined to have increased to an extent greater than the Aircraft Commitment set forth above, Customer's remedies and Boeing's obligations and liabilities shall be as set forth in this Letter Agreement.

2.           Applicability and Performance Retention Term.

             This Letter Agreement shall be applicable to the Performance Retention Covered Aircraft, including the engines installed on the Performance Retention Covered Aircraft, whether purchased from Boeing as installed engines or purchased directly from the engine manufacturer (Engine Manufacturer) as new spare engines for support of the Performance Retention Covered Aircraft during the Performance Retention Term of this Letter Agreement.

Boeing shall deliver Performance Retention Covered Aircraft to Customer at the rate of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. If the actual rate of delivery is significantly different, the Aircraft Commitment may be appropriately adjusted to reflect such changes.

The performance retention term of Boeing's and Customer's rights and obligations pursuant to this Letter Agreement for the Performance Retention Covered Aircraft shall commence on the date the first such Performance Retention Covered Aircraft is delivered to Customer and shall expire forty eight (48) months later (Performance Retention Term).


3.       Conditions.

             3.1  Operation and Maintenance.

             Customer shall operate and maintain the Performance Retention Covered Aircraft in accordance with Customer's JAA-approved operations and maintenance programs. Customer shall operate and maintain the engines in accordance with the Operation and Maintenance Manuals and Customer's Maintenance Program as mutually agreed to by Boeing, Customer and Engine Manufacturer.

             3.2  Powerback.

             It is specifically agreed that reverse thrust will not be used for normal ground maneuvering (Powerback) of the Performance Retention Covered Aircraft, unless required for exceptional operational situations. Customer will promptly notify Boeing of any use of Powerback under such situations. Boeing and Customer mutually agree to determine, through good faith technical negotiation, the impact of such uses of Powerback on a Performance Retention Covered Aircraft's cruise fuel mileage and to apply the appropriate adjustments in the calculations of performance levels and/or remedies under this Letter Agreement.

             3.3  Flight Cycle Utilization and Derate.

             The parties agree that the Aircraft Commitment, as set forth in Paragraph 1 above, is predicated upon Customer's utilization of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per Performance Retention Covered Aircraft during the Performance Retention Term, and where the engines are operated with an average minimum derate of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. In the event Customer employs a Performance Retention Covered Aircraft during the Performance Retention Term of this Letter Agreement within the Customer's system such that the utilization is greater than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], and/or the average engine derate is less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the parties agree to make adjustments to the Basic Data, defined in Paragraph 4 below, solely with respect to such Performance Retention Covered Aircraft, as a consequence of such greater utilization and/or reduced derate, if appropriate.


4.           Determination of Fuel Mileage Deterioration.

             For the purposes of this Letter Agreement, fuel mileage deterioration shall be determined on the basis of the cruise fuel mileage performance of each Performance Retention Covered Aircraft in accordance with Attachment A.

Following the delivery of each Performance Retention Covered Aircraft to Customer by Boeing, and continuing until expiration of the Performance Retention Term, Customer shall record, analyze, and forward to Boeing cruise fuel mileage data obtained on such Performance Retention Covered Aircraft as specified in Attachment B (Basic Data).


5.           Notice of Performance Deterioration.

             Following evaluation of the Basic Data by Customer, if Customer believes the Fleet Average Fuel Mileage Deterioration is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the Aircraft Commitment, Customer shall give Boeing prompt written notice thereof.


6.           Election of Actions.

             Upon Boeing's receipt of any notice that the Fleet Average Fuel Mileage Deterioration is within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the Aircraft Commitment and evaluation of the Basic Data indicates that the Aircraft Commitment shall not be met, Boeing and Customer, as appropriate, will take the following actions:

             6.1  Data.

             Boeing will evaluate the Basic Data. At its option, Boeing may accomplish such evaluation by analysis of Customer's raw ACMS data or by obtaining additional performance data on such Performance Retention Covered Aircraft in accordance with Attachment B. Such additional data may include data acquired during revenue service with Boeing personnel aboard as observers. The Basic Data and any additional data obtained by Boeing in its evaluation shall be appropriately adjusted to reflect any material changes elected by Customer to the Performance Retention Covered Aircraft or engines which have occurred subsequent to delivery of the Performance Retention Covered Aircraft. Additionally, adjustments will be applied for any relevant factors as agreed by Customer and Boeing (e.g., inaccuracies in flight deck instrumentation, a sudden increase in deterioration that is attributed to a foreign object damage event such as severe hail and the additional rate of deterioration for Aircraft used for pilot training.) If Boeing and Customer are in disagreement as to such evaluation of the Basic Data, such disagreement shall be resolved by good faith technical negotiation between the parties.

             6.2  Surveys.

             If Customer's cruise fuel mileage data is confirmed as correctly indicating the Fleet Average Fuel Mileage Deterioration is within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the Aircraft Commitment, Boeing shall, at its option, perform or cause the Engine Manufacturer to perform (1) a survey of Customer's operating procedures for such Performance Retention Covered Aircraft and engines, and (2) a conformity survey of the airframe and engines of such Performance Retention Covered Aircraft. Boeing agrees that it will only perform such inspections at reasonable times and upon reasonable notice and shall not interfere with Customer's normal day-to-day operations.

             6.3  Weight.

             Boeing may request that Customer weigh such Performance Retention Covered Aircraft, in which event Customer agrees to weigh such Performance Retention Covered Aircraft in conjunction with its normally scheduled maintenance and will report its findings to Boeing.

             6.4  Corrective Actions.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

             6.5  Improvement Parts and Engine Refurbishment.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

7.           Assignment.

             Neither party may assign this Letter Agreement without the express written approval of the other party.

8.       Exclusive Remedy.

Performance of the commitments made in this Letter Agreement by Boeing in accordance with the terms and conditions of this Letter Agreement is in substitution for all other damages and remedies recoverable by Customer from Boeing and shall constitute complete, full and final settlement and satisfaction of all Boeing's obligations and liabilities to Customer arising out of failure of a Performance Retention Covered Aircraft to comply with the Performance Retention Commitment. Customer hereby waives and releases all other rights, remedies, claims and causes of action against Boeing relating to the failure of any Performance Retention Covered Aircraft to comply with the Performance Retention Commitment.

9.           Confidential Treatment.

Boeing and Customer understand that certain commercial and financial information contained in this Letter Agreement are considered by Boeing and Customer as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its    Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO:

Date:                                 , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


Attachment A

            Determination of Fleet Average Fuel Mileage Deterioration

For purposes of this Letter Agreement, the "Fleet Average Fuel Mileage Deterioration" is the average cruise fuel mileage deterioration of the Performance Retention Covered Aircraft. The determination of the Fleet Average Fuel Burn Deterioration will be based on fuel mileage deterioration of individual Performance Retention Covered Aircraft relative to their Baseline Performance Level cruise fuel mileage performance as defined below.

1. Boeing will provide Customer with the Boeing Airplane Performance Monitoring Program (APM) for data analysis. For purposes of this Letter Agreement, the Model Reference Level cruise fuel mileage performance for the Performance Retention Covered Aircraft shall be as set forth in the APM.

2. During the first thirty (30) days after each Performance Retention Covered Aircraft begins revenue service (Initial Monitoring Period), Customer shall acquire cruise fuel mileage data using the methodology described in Attachment
B. Customer will establish the average cruise fuel mileage level relative to the Model Reference Level (Baseline Performance Level) for each Performance Retention Covered Aircraft. The data sample for the Initial Monitoring Period shall be comprised of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to assure that a representative level of fuel mileage is established.

3. During each of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] following completion of the Initial Monitoring Period (Subsequent Monitoring Periods), Customer will continue to monitor the cruise fuel mileage of the Aircraft using the methodology described in Attachment B. During the Subsequent Monitoring Periods, one (1) Data Event should be recorded on each flight when it is practicable to do so. The monthly sample for each Performance Retention Covered Aircraft must include valid data for at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] For the purposes of this Letter Agreement, the "Current Performance Level" is defined as the average of the cruise fuel mileage data relative to the Model Reference Level acquired during the Subsequent Monitoring Period for each Performance Retention Covered Aircraft. In the event insufficient data is available for a given month, the Current Performance Level for such month shall be assumed the same as the previous month.

4. The "Current Deterioration" (expressed as a percentage) for each Performance Retention Covered Aircraft is the difference between the Current Performance Level and the Baseline Performance Level.

5. The "Fleet Average Fuel Mileage Deterioration" (expressed as a percentage) will be determined for each Subsequent Monitoring Period by summing the Current Deterioration values as determined in Paragraph 4 above for each Performance Retention Covered Aircraft in that calendar month and dividing by the number of Performance Retention Covered Aircraft that comprised the sample.

6. Customer will report the results of this analysis for the immediately preceding calendar quarter to Boeing within 20 days of the end of each calendar quarter following the date each Performance Retention Covered Aircraft is delivered.

                  Cruise Fuel Mileage Performance Determination

Cruise performance data shall be obtained by using the Airplane Condition Monitoring System (ACMS).

                  This data will be recorded during level flight cruise in steady state conditions. The following data will be obtained during each such data recording:

                  Initial C.G.
                  Initial Takeoff Gross Weight
                  Zero Fuel Weight
                  Initial Fuel Quantity for each tank
                  dVG/dt
                  Time
                  Ground Speed
                  SAT
                  TAT
                  Mach
                  CAS
                  Altitude
                  Gross Weight
                  Primary Power Setting Parameter for each engine
                  Fuel Flow for each engine
                  EGT for each engine
                  Latitude
                  True Track
                  Air-conditioning mass flow - left and right
                  Electrical load for each engine
                  Fuel used for each engine
                  Fuel Quantity for each tank
                  Fuel Density
                  Fuel Temperature
                  Fuel Totals; calculated and totalizer
                  Control Surface Positions

         Customer shall reduce and analyze data obtained from the revenue service recordings. Such analysis shall be in accordance with the methods set forth in the then current revision of Boeing Document D041A404, "The Determination of Cruise Fuel Mileage by Flight Testing Boeing Commercial Production Airplanes". Customer's analysis shall include the determination of the fuel mileage, thrust required, and fuel flow required relative to the Model Reference Level.

         In addition, Customer will maintain records of factors relating to fuel mileage deterioration. These factors will include (a) engine history, cockpit instrumentation history and airframe history and condition of such Performance Retention Covered Aircraft, (b) pertinent Performance Retention Covered Aircraft maintenance and operational procedures used by Customer, (c) drag effects of any post delivery airframe and/or engine changes incorporated in such Performance Retention Covered Aircraft, (d) sudden shifts in engine EGT condition monitoring data, and (e) any other relevant factors.


6-1163-KSW-5147R10

KLM Royal Dutch Airlines
Amsterdemseweg 55
1182 GP Amstelveen
The Netherlands

Subject:          Special Matters.

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Credit Memoranda:

1.  Special Credit Memorandum.

At the delivery of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing will issue to Customer a Special Credit Memorandum in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars and subject to escalation in accordance with the applicable airframe escalation provisions set forth in this Purchase Agreement. For the 777-300ER aircraft the Special Credit Memorandum will be in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars and subject to escalation in accordance with the applicable airplane escalation provisions set forth in the purchase agreement for such aircraft.

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3.  Overhead Space Utilization and Large Cargo Door Credit Memorandum.

At the delivery [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing will issue to Customer an Overhead Space Utilization and Large Cargo Door Credit Memorandum equivalent to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and subject to escalation in accordance with the applicable airframe escalation provisions set forth in this Purchase Agreement. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4.  Other Features Credit Memorandum

At the delivery [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Boeing will issue to Customer an Other Features Credit Memorandum in the amount [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars and subject to escalation in accordance with the applicable airframe escalation provisions set forth in this Purchase Agreement. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

5. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6.  Electronic Flight Bag (EFB) Side Displays Credit Memorandum.

To offset part of the features price of the Electronic Flight Bag option, at the delivery of each Aircraft and Purchase Right Aircraft, Boeing will issue to Customer an Electronic Flight Bag Side Displays Credit Memorandum in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars and subject to escalation in accordance with the applicable airframe escalation provisions set forth in this Purchase Agreement.[CONFIDENTIAL MATERIAL

OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

7.  Use of Credit Memoranda.

The credit memoranda described in paragraphs one through five, thirteen and fourteen and the Electronic Flight Bag Side Displays Credit Memorandum described in paragraph six, may be used for the purchase of Boeing goods and services or applied to the price of the Aircraft at the time of delivery but may not be used for advance payments. If Customer selects the 777-300ER, the credit memoranda described in paragraphs one through five and the Electronic Flight Bag Side Displays Credit Memorandum described in paragraph six may also be used for the purchase of General Electric goods and services. If Customer's account balances with Boeing are current, then at the request of Customer, the cash amount of the credit will be transferred directly to Customer's account in its designated bank.

8. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

9.  Deferral of Advance Payments.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Customer may elect at the time the Purchase Agreement for the Aircraft and for each Purchase Right Aircraft is signed to make advance payments for the Aircraft against the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]:

Months Prior to Delivery          Standard Schedule           Deferred Schedule
------------------------          -----------------           -----------------


[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Customer has selected the standard advance payment schedule for this Purchase Agreement.

10. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

11.    Purchase Right Aircraft.

Customer has requested a [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. To accommodate this request, Boeing will sell and deliver to Customer [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

Delivery positions will be subject to available positions.

12. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

13. Taxi Weight -[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Pounds Credit Memorandum.

At the delivery of each Aircraft, Boeing will issue to Customer a Maximum Taxi Weight Credit Memorandum in the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars and subject to escalation in accordance with the applicable airframe escalation provisions set forth in this Purchase Agreement.[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

14. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

15.  Use of 777 Door Trainer and Slide for Evacuation Training.

Boeing will make available to Customer for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] a 777 door trainer and a slide for evacuation training. These will be provided to Customer three months prior to the first delivery.

16. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

17.  PRRs Generating Retrofit.

Each PRR, which generates a retrofit action, by, for example a Service Letter or Service Bulletin (certification documents, labor and material) and is also a "Defect" as defined in Exhibit C, Product Assurance Document, of the AGTA is covered under the warranty provisions of the Product Assurance Document. Execution will be at Customer's discretion.

18.  Overhead Flight Crew Rest (OFCR).

Boeing agrees to make option 2529B703A83 for the OFCR no charge to Customer for the Aircraft.

19.  Pricing of Unique Changes.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Non-Monetary Concessions:

In addition to the monetary concessions described above, Boeing will provide the following non-monetary concessions.

20.  Flexibility.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

22. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

23.  Assignment of Concessions.

The concessions described above are provided as a financial accommodation to Customer in consideration of its becoming the operator of the Aircraft, and are not assignable, in whole or in part, without the prior written consent of Boeing.

24. Confidential Treatment. Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement is considered by Boeing and Customer as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5191

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:          Customer Services Matters

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1.       Documentation and revision service and related pricing.

         1.1 Maintenance documentation will be prepared in general accordance with ATA 100 specification rev. 33 and ATA 2100 specification rev. 01, or later. The Boeing digital data group intends to comply with the latest standards for ATA specification 2200, however they depend on the data produced by METS systems.

         1.2 All documents listed in Exhibit CS1 paragraph 4 are provided at no charge including revision service, as applicable, for as long as Customer operates the Aircraft, with the following exceptions:

                  1.2.1 Illustrated Parts Catalog (IPC) - Revision service stops ninety days after delivery of the last Aircraft. Revision service is available for purchase and is currently priced at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (2001 STE) per revision. If Customer incorporates the leased aircraft into its manuals the price of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] will only be charged once per revision.

                  1.2.2 Wiring Diagram Manual (WDM) - The WDM is provided free of charge under the Purchase Agreement until the last firm Aircraft delivers. After the last firm Aircraft delivers Boeing will incorporate wiring changes resulting from the incorporation of Boeing service bulletins at no charge to Customer upon receipt of notice from Customer of the incorporation of the service bulletin. Upon request, Boeing will incorporate wiring changes for other Customer modifications for a mutually agreeable fee.

2. Training Support. Customer may, at its option, substitute a person from its maintenance provider for one of Customer's student for the scheduled maintenance training courses. Other substitutes will be permitted on a case by case basis.

3. Swapping of Unused Support . Customer may trade any unused introductory support entitlements for up to twelve (12) months after delivery of the first Aircraft for goods and services produced by Customer Services including but not limited to:

         o [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. Digital Access. Customer will have the option to select digital access to all available 777 on-line data. If Customer chooses digital data, they will not receive paper and microfilm media for the same 777 data.

5. Boeing Digital On-Line Access. Distribution of current formats will continue for nine (9) months from the date that Boeing Digital On-Line Access is first provided. To assist Customer's transition to on-line access, for documents available in CD format Boeing will include up to five (5) Boeing Digital Technical Document Compact Disk (CD) back up copies. The CD's will be delivered at the next revision cycle. The policy for CD back up copies will be re-evaluated on an annual basis to assess the continued business need.

6. Model 777-206ER Weights and Balance Manual. Boeing will provide a preliminary copy of the Customer's Weights and Balance Manual approximately six weeks prior to the first Aircraft delivery. A representative copy will be provided six (6) months before the first Aircraft delivery to Customer and, if possible, will include the overhead crew rest.

7. Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

8. STAR Footprint Training. Boeing will train [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Customer crews using the STAR footprint. Boeing will be responsible for obtaining the JAA approval for the STAR Program. Boeing and Customer will work together to get the STAR footprint approved by the Dutch authorities and to incorporate any Customer unique requirements. For avoidance of doubt this is above the pro forma [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] crews of flight crew training Customer receives.

Scheduling will be by mutual agreement taking into consideration the first delivery date.

9. Manuals for Leased Aircraft. With permission from [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Customer may have the manuals for their leased aircraft incorporated into Customer's suite of manuals for the Aircraft and then, at the conclusion of the lease, have them removed from Customer's manuals and incorporated into the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] manuals. Customer will be responsible for any costs associated with this addition and removal. Customer must notify Boeing of its intent to incorporate the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] manuals into Customer's suite by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

10. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

11. Assignment. This Letter Agreement is provided as an accommodation to Customer in consideration of Customer's becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of Boeing.

12. Confidential Treatment. Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement is considered by Customer and Boeing as confidential. Customer and Boeing agree that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5192

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:          Purchase Rights

Reference:        Purchase Agreement No. 2399 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                  (Customer) relating to Model 777-206ER aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1.       Purchase Right Aircraft.

Boeing will sell to Customer [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2.       Price.

         2.1.       777-200ER Prices.

                    2.1.1. Airframe Base Price and Optional Features Prices. The Airframe Base Price and Optional Features will [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                    2.1.1. Engine Price. The engine price for aircraft purchased pursuant to purchase rights will be adjusted to the engine manufacturer's then-current price as of the date of execution of the definitive purchase agreement, unless General Electric agrees to base price protection for the engines.

         2.2. 777-300ER Prices. Airframe Base Price (including engine) and Optional Features Prices. The established Aircraft Base Price (airframe and engines) for the 777-300ER is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] expressed in 2000 dollars. The Optional Features Prices will be established at the time Customer's initial configuration becomes final.

Currently all options for all 777 minor models are contained in the same 777 Standard Selections Catalog. The Catalog identifies which options are available for which minor model (777-200, 777-200ER, 777-300ER, etc.). The 777
Configuration Specification has all the 777 minor models included. Any differences are noted by separate appendices for the various 777 minor models.

         2.3. Other 777 Models Prices. For 777 models not discussed in paragraph
2.1 and 2.2, the Airframe Base Price and Optional Features Prices will be established at the time of Customer's initial configuration. The engine price purchased pursuant to purchase rights will be adjusted to the engine manufacturer's then-current price as of the date of execution of the definitive purchase agreement, unless the engine manufacturer agrees to base price protection for the engines.

         2.4 Development Changes and Regulatory Requirements. Customer will remain responsible for the price of Development Changes and Regulatory Requirements (Manufacturer Changes and Operator Changes) that occur up to the time a Purchase Right Aircraft becomes firm.

         2.5. Escalation Adjustments.

             2.5.1 General. The Airframe Price and price of Optional Features for the Purchase Right Aircraft will be the escalation provisions in Supplemental Exhibit AE1. The Engine Price for Purchase Right Aircraft will be adjusted to the engine manufacturer's then-current escalation provisions as of the date of execution of the definitive agreement for the Purchase Right Aircraft.

             2.5.2. Purchase in Block of Four. Should Customer purchase a block of four Purchase Rights Aircraft that deliver within a [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] period (the Block Aircraft), the Block Aircraft will be covered by a [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

3.         Concessions.

3.1. Credit Memoranda. All 777-200ER Purchase Right Aircraft will have the following credit memoranda as more fully described in Letter Agreement [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3.2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. The [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as provided in Letter Agreement 6-1163-KSW-5147R10 paragraph 16 will apply to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

3.3. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4.       Delivery Positions.

             4.1. If Customer requests a specific delivery position (year/month) (Requested Delivery Position) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] or more months prior to that Requested Delivery Position, Boeing will contract for delivery in the requested year/month.

             4.2. If Customer requests a Requested Delivery Position [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] prior to the Requested Delivery Position, Boeing will contract for delivery within the same calendar quarter as the requested month.

             4.3. Customer may request a Requested Delivery Position at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. In that case Boeing will contract for delivery in the requested month subject to availability of the requested position considering sales commitments and production constraints at that time.

5. Exercise of Purchase Right. Customer will notify Boeing in writing of its desire to exercise a purchase right and the preferred delivery position. Once the delivery position is established the parties will enter into a purchase agreement for the Purchase Right Aircraft within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

6. Option Aircraft. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Option exercise will be with mutual agreement in writing twenty-four months prior to the scheduled delivery month of the option aircraft. At the time an option is exercised Customer may elect to replace the Option Aircraft by converting a Purchase Right Aircraft to an Option Aircraft on the same terms and conditions described above.

7. Assignment. The Credit Memoranda described in this Letter Agreement are provided as a financial accommodation to Customer in consideration of Customer's becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of Boeing.

8. Confidential Treatment. Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement is considered by Boeing and Customer as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity.
Very truly yours,

THE BOEING COMPANY

By
   -------------------------------------------

Its           Attorney-In-Fact
   -------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   -------------------------------------------

Its
   -------------------------------------------


6-1163-KSW-5194

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:           Promotional Support

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Boeing's obligation to provide the support will commence at the time the purchase of the Aircraft becomes firm (not subject to cancellation by either party) and will terminate [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] from the date the first Aircraft is delivered to Customer or as extended by mutual agreement. There will be no cash payments or other support in lieu thereof. Following the execution of this Letter Agreement, a Boeing Airline Promotion representative will meet with Customer's designated representative to discuss the extent, selection, scheduling, and funds disbursement process for the program.

Very truly yours,

THE BOEING COMPANY

By
  ------------------------------------------

Its           Attorney-In-Fact
   --------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
  ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5195

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

5. Assignment. This Letter Agreement is provided as an accommodation to Customer in consideration of Customer's becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of The Boeing Company.

6. Confidential Treatment. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY


By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this


Date:___________________________


KLM ROYAL DUTCH AIRLINES


By
   ------------------------------------------

Its
   ------------------------------------------


ATTACHMENT 1

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]


6-1163-KSW-5202

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. Assignment. This Letter Agreement is provided as a financial accommodation to Customer in consideration of Customer's becoming the operator of the Aircraft, and cannot be assigned.

4. Confidential Treatment. Customer and Boeing understands that certain commercial and financial information contained in this Letter Agreement and attachment(s) hereto are considered by Customer and Boeing as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Customer and Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5203

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:           Configuration Matters

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. Development Changes. Boeing recognizes Customer's wish to receive early notification of Development Changes (PRRs) applicable to its Aircraft to evaluate the effect on maintenance and operation in a timely manner. In addition to the notices required by Sections 4.1 and 4.3 of the AGTA, Boeing will furnish Customer written notice of PRRs within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after Boeing's commitment to incorporate them into production. Notice will include: description of change, list of applicable aircraft effectivities and, if appropriate, graphics. If Customer provides Boeing written notification within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of receipt of a PRR notice that Customer does not want the PRR, Boeing will investigate reversal of the PRR either by proposing a priced master change for Customer's consideration or by deleting Customer's Aircraft effectivity from the PRR at no charge. There can be no reversal for PRRs that: (1) are reasonably required for Boeing to maintain efficient production of all aircraft of that model type, (ii) would result in the loss of any common type rating, (iii) are required to replace obsolete parts or (iv) are imposed by either the Manufacturer's or Customer's respective regulatory agency to be incorporated prior to delivery of the Aircraft.

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. 180 Minutes ETOPS. The 777 will be delivered with type design approval for 180 minute ETOPS.

4.           JAA Changes.

             4.1 JAA Type Certification. The Boeing model 777 has already obtained its JAA Type Certification.

             4.2 JAA Manufacturing Changes. A JAA Manufacturing Change is defined as any change to an aircraft, data relating to an aircraft, or testing of an aircraft required by the JAA to obtain an Export Certificate of Airworthiness. Boeing agrees to incorporate into Customer's Aircraft all JAA Manufacturer Changes required to be incorporated into the Aircraft by the JAA at the time of Aircraft delivery. Customer will pay Boeing's charge for incorporating all JAA Manufacturer Changes When a manufacturing change is both a JAA Manufacturer Change and a FAA Manufacturer Change the provisions of Article
3.2.2 and 3.2.3 of the AGTA will take precedence. At the present time there are no known JAA Manufacturer Changes that will impact the price of the Aircraft; nor based, on our experience to date, does Boeing forsee any future divergency.


             4.3 JAR OPS 1 (JAR OPS Operator Changes). Boeing will deliver each Aircraft with JAR OPS Operator Changes incorporated or, at Boeing's option, with suitable provisions for the incorporation of such JAR OPS Operator Changes, and Customer will pay Boeing's applicable charges.

5. Assignment. The concessions described above are provided as a financial accommodation to Customer in consideration of Customer's becoming the operator of the Boeing aircraft, and cannot be assigned, in whole or in part, without the prior written consent of The Boeing Company.

6. Confidential Treatment. Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement is considered by Boeing and Customer as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5204

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject: [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

5. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

7. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

8.       Confidential Treatment.

Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement is considered by Boeing and Customer as confidential. Customer and Boeing agree that they will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing and Customer, disclose this Letter Agreement or any information contained herein to any other person or entity. Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------


6-1163-KSW-5207

KLM Royal Dutch Airlines
Amsterdamseweg 55
1182 GP Amstelveen
The Netherlands

Subject:           Contract Matters

Reference:         Purchase Agreement No. 2399 (the Purchase Agreement) between
                   The Boeing Company (Boeing) and KLM Royal Dutch Airlines
                   (Customer) relating to Model 777-206ER aircraft (the
                   Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. Information Sharing. Once a proprietary information agreement is signed by all parties, Boeing agrees that Customer [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Upon request, other sharing may be approved on a case by case basis with written consent from Boeing.

2. Delivery Discussions. Delivery discussions will address conditions with the delivering of the Aircraft including but not limited to the reduction in price to address options not completed during production.

3. CAA-NL Validation. To export the Aircraft into The Netherlands Boeing must satisfy CAA-NL Type Certificate Number T-085-95 dated 20 May 1998. This is the only requirement to validate the Aircraft under JAA rules.

4. In addition to the the delivery notice provided under the AGTA , Boeing will provide KLM with a preliminary delivery date [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months prior to the contractual delivery month. This notice is being provided for informational purposes only and does not affect the contractual requirement that the Aircraft be delivered within the delivery month.

5. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6   New Aircraft Invoices. All invoices related to a new aircraft purchase will be sent only to KLM Corporate Fleet Development.

7. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

8. Suppy chain solutions. Boeing will offer to Customer a proposal for a 777 Spares Exchange Program and will begin discussions with Customer on adding 777 consumables to the current GAIN Program

9.  Special Aircraft Test Requirements. Notwithstanding the language in Article
5.5 of the AGTA, Boeing agrees to provide notice to Customer of any flight and ground test on Customer's Aircraft required to obtain or maintain the Type Certification or Certificate of Airworthiness for aircraft. In addition Boeing will also obtain consent from Customer prior to such testing, if the testing is not for a Customer's Aircraft.

10. Assignment. This Letter Agreement is provided as an accommodation to Customer in consideration of Customer's becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of The Boeing Company.

11. Confidential Treatment. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
   ------------------------------------------

Its           Attorney-In-Fact
   ------------------------------------------

ACCEPTED AND AGREED TO this

Date:                                , 2002
      -------------------------------

KLM ROYAL DUTCH AIRLINES

By
   ------------------------------------------

Its
   ------------------------------------------